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EXHIBIT 4.6

First Investors Financial Services Group, Inc.

2002 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

1. Purpose of Plan

        This 2002 Non-Employee Director Stock Option Plan (the "Plan") is intended to promote the interests of First Investors Financial Services Group, Inc., a Texas corporation (the "Company"), and its Affiliates (as defined below) and stockholders by attracting and retaining qualified non-employee directors by giving them the opportunity to acquire a proprietary interest in the Company and an increased personal interest in its continued success and progress. The rights to purchase shares of Common Stock (defined below) of the Company ("Options"; which term includes all options granted pursuant to this Plan, including the "Initial Option Grant", the "Automatic Option Grant", "Discretionary Options" and "Replacement Options", each as defined below) granted under the Plan shall not be qualified as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Code"). As used in this Plan, the term "Affiliates" means any parent of the Company and any subsidiary of the Company within the meaning of Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

2. Administration of the Plan

        (a)    The Board of Directors shall administer this Plan (the "Board"). The Board shall have full power and authority to determine the terms and provisions of respective option agreements (which need not be identical) and to interpret the provisions and supervise the administration of this Plan. All decisions and selections made by the Board pursuant to the provisions of this Plan shall be made by a majority of its members that are not participants in this Plan. Any decision reduced to writing and signed by all of the members shall be fully effective as if it had been made by such a majority at a meeting duly held.

        (b)    The Board may provide that any Option granted under this Plan shall be subject to, and may not be exercised before, the approval of this Plan at an annual or special meeting of the shareholders of the Company, by the affirmative vote of the holders of a majority of the outstanding shares of the Company present, or represented by proxy, and entitled to vote thereat.

        (c)    Subject to the express provisions of this Plan, the Board shall have full authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the details and provisions of each option agreement evidencing an Option, and to make all other determinations necessary or advisable in the administration of the Plan including, without limitation, the amending or altering of any Options granted hereunder as may be required to comply with any applicable federal or state laws or regulations or the rules of any exchange or automated quotation system upon which the Company's Common Stock may be admitted to listing or traded from time to time.

        (d)    No member of the Board shall be liable to any person for any determination or other act or omission made in good faith with respect to the Plan or any Option. All immunities and rights of indemnity available to members of the Board, pursuant to the Articles of Incorporation of the Company or otherwise, shall apply to any act or omission relating to the Plan or any Option.

3. Designation of Participants

        The persons eligible for participation in this Plan are non-employee directors of the Company and its Affiliates ("Optionees").

4. Stock Reserved

        Subject to adjustment as provided in Paragraph 10, a total of 500,000 shares of Common Stock, par value $.001 per share, of the Company ("Common Stock") shall be subject to this Plan. The shares of Common Stock subject to this Plan shall consist of unissued shares or previously issued shares reacquired and held by the Company or its Affiliates, and such number of shares shall be and is hereby reserved for sale for such purpose. Any of such shares which way remain unsold and which are not subject to outstanding Options at the expiration of this Plan shall cease to be reserved for the purpose of this Plan, but until termination of this Plan and the expiration, exercise or lapse of all Options granted hereunder, the Company shall at all times reserve a sufficient number of shares to meet the requirements of this Plan. Should any Option expire or be canceled prior to its exercise or relinquishment in full, the shares theretofore subject to such Option may again be subject to an Option under this Plan, except that shares purchased pursuant to any Option or the portion thereof relinquished and not issued upon such relinquishment shall not again be available for Options under this Plan.

5. Automatic and Discretionary Option Grants; Replacement Option Grants

        Each Optionee shall automatically be granted under the Plan an Option to purchase 20,000 shares of Common Stock ("Initial Option Grant") upon the approval of this Plan by the Company's stockholders at the first annual meeting following the adoption hereof. Each Optionee shall, provided there are then sufficient shares of Common Stock available for grant hereunder, automatically be granted a further Option to purchase 20,000 shares of Common Stock ("Automatic Option Grant") on the first July 15th (the "Automatic Grant Date") following his or her election as a director and on each subsequent July 15th thereafter so long as he or she has served as a director of the Company during the preceding fiscal year and continues to serve as a director as of the Automatic Grant Date. The Initial Option Grant and each Automatic Option Grant shall vest in equal installments on each of first three anniversaries of the Automatic Grant Date.

        The Board may also grant Options ("Discretionary Options") under the Plan to Optionees based upon the annual financial performance of the Company. The Board shall determine the financial performance criteria to be utilized, the methods employed to measure such performance, the number of shares underlying any grants that shall be made, the vesting schedule thereof, and all other terms of such Options. If earned, Discretionary Options will be made on the July 15th first following the fiscal year in which earned.

        For convenience of administration, the Board may also issue under this Plan options to purchase Common Stock that replace options to purchase Common Stock issued to persons prior to the adoption of this Plan ("Replacement Options"); provided, that the persons receiving any such Replacement Options are qualified to participate herein. In issuing any Replacement Options, the Board shall have the same power and authority to establish its terms as in the case of Discretionary Options.

6. Option Price

        (a)    The purchase price of each share of Common Stock subject to an Option granted under this Plan shall not be less than the fair market value of such share on the date the Option is granted.

        (b)    The fair market value of a share of Common Stock on a particular date shall be deemed to be the average of the reported "high" and "low" sales prices for such shares as reported by NASDAQ, the National Quotation Bureau Incorporated, or another reputable reporting source selected by the Board (corrected for obvious typographical errors), or if such shares are not so reported, then the average of the reported "high" and "low" sales prices on the largest national securities exchange (based on the aggregate dollar value of securities listed) on which such shares are listed or traded, or if such shares are not listed or traded on any national securities exchange, then the average closing bid and asked prices reported by the National Quotation Bureau Incorporated, or, in all other cases, the value established by the Board in good faith.

7. Option Period

        Each Option granted under this Plan shall terminate and be of no force and effect with respect to any shares not previously taken up by the Optionee upon the expiration of ten years from the date of granting of such Option or such earlier date as the Board, in its sole discretion, may prescribe at the date of grant.

8. Exercise of Options; Disposition of Common Stock

        (a)    The Board, in granting Options hereunder, shall have discretion to determine the terms upon which such Options shall be exercisable, subject to the applicable provisions of this Plan. The Board may determine to permit any Option granted hereunder to be exercisable in whole at any time or in specified installments from time to time.

        (b)    Options may not be transferred and shall be exercised solely by the Optionee during his lifetime or after his death by the person or persons entitled thereto under the Optionee's will or the laws of descent and distribution.

        (c)    The purchase price of the shares as to which an Option is exercised shall be paid in full at the time of the exercise. Such purchase price shall be payable in cash or at the option of the holder of such Option, with the consent of the Board, in Common Stock theretofore owned by such holder (or any combination of cash and Common Stock). For purposes of determining the amount, if any, of the purchase price satisfied by payment of Common Stock, such Common Stock shall be valued at its fair market value on the date of exercise in accordance with Paragraph 6(b). Any Common Stock delivered in satisfaction of all or a portion of the purchase price shall be appropriately endorsed for transfer and assigned to the Company. The Board may, in its discretion and to the extent permitted by the laws of the State of Texas, determine to permit the holder of an Option to satisfy the purchase price of the shares as to which an Option is exercised by delivery of the Option holder's promissory note, such note to be subject to such terms and conditions as the Board may determine. The Board may, in its discretion and to the extent permitted by the laws of the State of Texas, determine to cause the Company to lend to the holder of an Option funds, on such terms and conditions as the Company may determine to be appropriate, sufficient for the holder of an Option to pay the purchase price of the shares as to which such Option is to be exercised. No holder of an Option shall be, or have any of the rights or privileges of, a shareholder of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares shall have been issued by the Company to such holder.

        (d)    Unless waived by the Board, which it may give or withhold in its sole discretion and without liability, the holder of any Option shall not make any disposition of any share or shares of Common Stock issued to him pursuant to his exercise of an Option granted under this Plan within six months follow the grant of such Option, except by will or the laws of descent and distribution.

9. Relinquishment of Options; Assignment

        (a)    The Board, in granting Options hereunder, shall have discretion to determine whether or not Options shall include a right of relinquishment as hereinafter provided by this Paragraph 9. The Board shall also have discretion to determine whether an option agreement evidencing an Option initially granted by the Board without a right of relinquishment shall be amended or supplemented to include such a right of relinquishment. Neither the Board nor the Company shall be under any obligation or incur any liability to any person by reason of the Board's refusal to grant or include a right of relinquishment in any Option granted hereunder or in any option agreement evidencing the same. Subject to the Board's determination in any case that the grant by it of a right of relinquishment is consistent with Paragraph 1 hereof, any Option granted under this Plan, and the option agreement evidencing such Option, may provide:

          (i)    That the Optionee, or his heirs or legal representatives to the extent entitled to exercise the Option under the terms thereof, in lieu of purchasing the entire number of shares subject to purchase thereunder, shall have the right to relinquish all or any part of the then unexercised portion of the Option (to the extent then exercisable) for a number of shares of Stock, for an amount of cash or for a combination of Stock and cash to be determined in accordance with the following provisions of this clause (i):

        (A)    the written notice of exercise of such right of relinquishment shall state the percentage, if any, of the Appreciated Value (as defined below) that the Optionee elects to receive in cash ("Cash Percentage"), such Cash Percentage to be in increments of 10% of such Appreciated Value up to 100% thereof;

        (B)    the number of shares of Stock of the Company, if any, issuable pursuant to such relinquishment shall be the number of such shares, rounded to the next greater number of full shares, as shall be equal to the quotient obtained by dividing (x) the difference between (1) the Appreciated Value and (2) the result obtained by multiplying the Appreciated Value and the Cash Percentage by (y) the then current market value per share of the Stock;

        (C)    the amount of cash payable pursuant to such relinquishment shall be an amount equal to the Appreciated Value less the aggregate current market value of the Stock issued pursuant to such relinquishment, if any, which cash shall be paid by the Company subject to such conditions as are deemed advisable by the Board to permit compliance by the Company with the withholding provisions applicable to employers under the Code and any applicable state income tax laws; and

        (D)    for the purposes of this clause (i), "Appreciated Value" means the excess of (x) the aggregate current market value of the shares of Stock covered by the Option or the portion thereof to be relinquished over (y) the aggregate purchase price for such shares specified in such Option;

          (ii)    that such right of relinquishment may be exercised only upon receipt by the Company of a written notice of such relinquishment which shall be dated the date of election to make such relinquishment; and that, for the purposes of this Plan, such date of election shall be deemed to be the date when such notice is sent by registered or certified mail, or when receipt is acknowledged by the Company, if mailed by other than registered or certified mail or if delivered by hand or by any telegraphic communications equipment of the sender or otherwise delivered; provided, that, in the event the method just described for determining such date of election shall not be or remain consistent with the provisions of Section 16(b) of the Exchange Act or the rules and regulations adopted by the Commission thereunder, as presently existing or as may be hereafter amended, which regulations exempt from the operation of Section 16(b) of the Exchange Act in whole or in part any such relinquishment transaction, then such date of election shall be determined by such other method consistent with Section 16(b) of the Exchange Act or the rules and regulations thereunder as the Board shall in its discretion select and apply;

          (iii)    that the "current market value" of a share of Common Stock on a particular date shall be deemed to be its fair market value on that date as determined in accordance with Paragraph 6(b); and

          (iv)    that the Option, or any portion thereof, may be relinquished only to the extent that (A) it is exercisable on the date written notice of relinquishment is received by the Company, (B) the Board, subject to the provisions of Paragraph 9(b), shall consent to the election of the holder to relinquish such Options in whole or in part for cash or for shares of Common Stock equal to all or some portion of the Appreciated Value as set forth in such written notice of relinquishment and (C) the holder of such Option pays, or makes provisions satisfactory to the Company for the payment of, any taxes which the Company is obligated to collect with respect to such relinquishment.

        (b)    The Board shall have sole discretion to consent to or disapprove, and neither the Board nor the Company shall be under any liability by reason of the Board's disapproval of, any election by a holder of an Option to relinquish such Option in whole or in part for cash or for shares of Common Stock equal to all or some portion of the Appreciated Value as provided in Paragraph 9(a).

        (c)    The Board, in granting Options hereunder, shall have discretion to determine the terms upon which such Options shall be relinquished, subject to the applicable provisions of this Plan, and including such provisions as are deemed advisable to permit the exemption from the operation from Section 16(b) of the Exchange Act of any such relinquishment transaction, and Options outstanding, and option agreements evidencing such Options, may be amended, if necessary, to permit such exemption. If an Option is relinquished, such Option may be deemed to have been exercised to the extent of the number of shares of Common Stock covered by the Option or part thereof which is relinquished, and no further Options may be granted covering such shares of Common Stock.

        (d)    Neither any Option nor any right to relinquish the same to the Company as contemplated by this Paragraph 9 shall be assignable or otherwise transferable except by will or the laws of descent and distribution.

        (e)    Unless waived by the Board, which it may give or withhold in its sole discretion and without liability, no right of relinquishment may be exercised within the first six months after the initial award of any Option containing, or the amendment or supplementation of any existing option agreement adding, the right of relinquishment, except by will or the laws of descent and distribution.

10. Stock Dividends, Stock Splits and Certain Other Corporate Transactions

        (a)    The existence of this Plan and Options granted hereunder shall not affect the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures or preferred or preference stocks ranking prior to or affecting the Common Stock or the rights attendant thereto, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company's assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

        (b)    The shares with respect to which Options may be granted hereunder are shares of Common Stock of the Company as presently constituted. If, and whenever, prior to the delivery by the Company of all of the shares of the Common Stock which are subject to Options granted hereunder, the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, a stock split, a combination of shares, a recapitalization or other increase or reduction of the number of shares of the Common Stock outstanding without receiving consideration therefor in money, services or property, the number of shares of Stock available under this Plan and the number of shares of Stock with respect to which Options granted hereunder may thereafter be exercised, shall, (i) in the event of an increase in the number of outstanding shares, be proportionately increased, and the exercise price payable per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, be proportionately reduced, and the exercise price payable per share shall be proportionately increased.

        (c)    If the Company is reorganized, merged or consolidated or is otherwise a party to a plan of exchange with another corporation pursuant to which reorganization, merger, consolidation or plan of exchange shareholders of the Company receive any shares of Common Stock or other securities or if the Company shall distribute ("Spin off") securities of another corporation to its shareholders, there shall be substituted for the shares subject to the unexercised portions of outstanding Options an appropriate number of shares of (i) each class of stock or other securities which were distributed to the shareholders of the Company in respect of such shares in the case of a reorganization, merger, consolidation or plan of exchange, or (ii) in the case of a Spin Off, the securities distributed to shareholders of the Company together with shares of Common Stock, such number of shares or securities to be determined by the Board of Directors; provided, however, that all such Options may be canceled by the Company as of the effective date of (x) a reorganization, merger, consolidation, plan of exchange or Spin Off or (y) any dissolution or liquidation of the Company, by giving notice to each holder thereof or his personal representative of its intention to do so and by permitting the purchase for a period of at least thirty days during the sixty days next preceding such effective date of all of the shares subject to such outstanding Options, without regard to any installment provisions set forth in the option agreement; and provided further that in the event of a Spin Off, the Company may, in lieu of substituting securities or accelerating and canceling Options as contemplated above, elect (i) to reduce the purchase price for each share of Stock subject to an outstanding Option by an amount equal to the fair market value, as determined in accordance with the provisions of Paragraph 6(b), of the securities distributed in respect to each outstanding share of Common Stock in the Spin Off or (ii) to reduce proportionately the purchase price per share and to increase proportionately the number of shares of Stock subject to each Option in order to reflect the economic benefits inuring to the shareholders of the Company as a result of the Spin Off.

        (d)    Except as hereinabove expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into or exchangeable for shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into or exchangeable for shares of stock of any class shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Options granted hereunder.

11. Purchase for Investment

        Unless the offering of the Options and shares of Common Stock covered by this Plan have been registered under the Securities Act of 1933, as amended, or the Company has determined that such registration is unnecessary, each person exercising an Option under this Plan may be required by the Company to (i) give a representation in writing that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof, (ii) agree in writing not to sell or otherwise dispose of such shares without registration in the absence of an opinion of counsel satisfactory to the Company that such registration is not required; and (iii) agree that the certificate or certificates evidencing such shares may bear restrictive legends to the foregoing effect.

12. Taxes

        (a)    The Company may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with any Options granted under this Plan.

        (b)    Notwithstanding the terms of Paragraph 12(a), any Optionee may pay all or any portion of the taxes required to be withheld by the Company or paid by him in connection with the exercise of an Option by election to have the Company withhold shares of Stock, or by delivering previously owned shares of Common Stock, having a fair market value, determined in accordance with Paragraph 6(b), equal to the amount required to be withheld or paid. An Optionee must make the foregoing election on or before the date that the amount of tax to be withheld is determined ("Tax Date"). All such elections are irrevocable and subject to disapproval by the Board in its sole discretion. Elections by persons who are subject to the short-swing profits recapture provisions of Section 16(b) of the Exchange Act ("Covered Optionee") are subject to the additional restriction that such election may not be made within six months of a grant of an Option, unless waived by the Board, which it may give or withhold in its sole discretion and without liability. Where the Tax Date in respect of an Option is deferred until six months after exercise and the Covered Optionee elects share withholding, the full amount of shares of Common Stock will be issued or transferred to him upon exercise of the Option, but he shall be unconditionally obligated to tender back to the Company the number of shares necessary to discharge the Company's withholding obligation or his estimated tax obligation on the Tax Date.

13. Effective Date of Plan

        This Plan shall be effective as of September 10, 2002.

14.   Amendment or Termination

        The Board may amend, alter or discontinue this Plan, except that no amendment or alteration shall be made which would impair the rights of any Optionee under any Option theretofore granted, without his consent.

15. Government Regulations

        This Plan, and the grant and exercise of Options thereunder, and the obligation of the Company to sell and deliver shares under such Options, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

***

        Approved by the Board of Directors of First Investors Financial Services Group, Inc., on July 18, 2002.

***

[Form of Non-Employee Director Option]

First Investors Financial Services Group, Inc.

NON-QUALIFIED STOCK OPTION AGREEMENT

Under 2002 Non-Employee Director Stock Option Plan

        This Non-Qualified Stock Option Agreement ("Agreement") is between First Investors Financial Services Group, Inc., a Texas corporation (the "Company"), and             (the "Optionee").

        WHEREAS, the Optionee is an eligible participant under the Company's 2002 Non-Employee Director Stock Option Plan (the "Plan"); and

        WHEREAS, the Plan provides for the automatic grant of an option to purchase 20,000 shares of common stock, $0.001 par value per share ("Common Stock") immediately following approval of the Plan by the shareholders of the Company, which approval was received at the annual meeting of shareholders held September 10, 2002.

        NOW THEREFORE, for and in consideration of these premises, it is agreed as follows:

        1.    The Plan.    It is understood that the Plan is incorporated herein by reference and made a part of this Agreement as if fully set forth herein. The Plan shall control in the event there shall be any conflict between the Plan and this Agreement, and it shall control as to any matters not contained in this Agreement. Terms used in this Agreement which are defined in the Plan shall have the same meanings in this Agreement as are assigned to such terms in the Plan. The Board shall have authority to make constructions of this Agreement, and to correct any defect or supply any omission or reconcile any inconsistency in this Agreement, and to prescribe rules and regulations relating to the administration of this Agreement and other options granted under the Plan.

        2.    Option.    The Company hereby grants to Optionee, subject to the terms and conditions set forth herein and in the Plan, an option (the "Option") to purchase from the Company up to twenty thousand (20,000) shares ("Shares") of its Common Stock. Notwithstanding the foregoing, this Option shall not be considered granted unless and until the Optionee delivers to the Company a fully executed counterpart hereof. Thereafter, this Option shall be exercisable in accordance with the terms set forth herein.

        3.    Effectiveness.    The Option shall be effective as of the date set forth on the signature page hereof.

        4.    Exercise Price.    The price for which the Optionee may purchase Shares upon exercise of the Option (the "Exercise Price") shall be $            per share.

        5.    Exercise.    The Option may be exercised in whole at any time, or in part from time to time. This Option shall be deemed to have been exercised on the first date upon which the Company receives the notice of exercise specified in Section 8 hereof, payment in full of the exercise price in accordance with Section 8 hereof, and all other documents, information and amounts required in respect of such exercise by the Plan or this Agreement.

        6.    Option Period.    The Option shall terminate and be of no further force or effect with respect to any Shares not previously purchased by the Optionee from and after the first to occur of: (i) the tenth anniversary of the issuance of the Option; (ii) the expiration of one year from the date the Optionee shall have ceased to be a member of the Board of Directors of the Company, other than on account of Optionee's death while serving as a director; and (iii) in the event of the death of the Optionee while serving as a member of the Board of Directors of the Company, upon the expiration of two years following the date of death. If the expiration date of this Option shall fall on a Saturday, Sunday or a day on which the executive offices of the Company are not open for business, then such expiration shall be deemed to be the last normal business day of the Company at its executive offices preceding such Saturday, Sunday or day on which such offices are closed.

        7.    Non-transferability.    The Option may not be transferred, assigned or otherwise alienated by the Optionee other than by will or pursuant to the applicable laws of descent and distribution. This Option shall be exercisable during the lifetime of Optionee only by him or his guardian or legal representative. In the case of the death of Optionee or other person entitled to exercise this Option, the Company may require, as a condition to the transfer of this Option by will or pursuant to the laws of descent and distribution or the exercise hereof, that the person entitled to exercise this Option execute and deliver to the Company such instruments and documents as may be reasonably requested by the Company to evidence and confirm such person's right and title to this Option.

        8.    Payment of Exercise Price.    The Option may be exercised by written notice given by Optionee to the Company at its principal executive office (to the attention of the President) by registered or certified mail or by hand delivery, which notice shall be effective upon receipt by the Company. The Exercise Price of the Shares as to which the Option is exercised shall be paid in full in cash at the time of the exercise.

        9.    Withholding Tax.    Prior to the exercise of this Option, and as a condition to the Company's obligation to deliver Shares upon such exercise, or in connection with any disposition of shares acquired pursuant to such exercise, the holder of this Option shall make arrangements satisfactory to the Company for the payment of any applicable federal or other withholding taxes payable as a result thereof.

        10.    Certain Dispositions or Purchases.    In addition to any restrictions on transferability of Shares pursuant to Section 7 hereof, the Optionee agrees that (i) Optionee shall make no sale or other disposition of any Shares purchased pursuant to exercise of the Option within a period of six (6) months following such exercise, and (ii) Optionee shall not exercise the Option, in whole or in part, within a period of six (6) months following or preceding any sale or other disposition of Common Stock by Optionee. Provided, however, that the restrictions of this Section 10 shall lapse and be of no further effect upon the expiration of six months after Optionee shall have ceased to be a member of the Board of Directors of the Company.

        11.    Investment Representations.    Unless the Option and any Shares covered hereby have been registered under the Securities Act of 1933, as amended, and the registration provisions of any applicable state securities laws, the Optionee (as a condition to the purchase of Shares hereunder) may be required by the Company to (i) give a representation in writing that the Optionee is acquiring such Shares for the Optionee's own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof, (ii) agree in writing not to sell or otherwise dispose of such Shares without registration in the absence of an opinion of counsel satisfactory to the Company that such registration is not required, and (iii) agree in writing that the certificate or certificates evidencing such Shares may bear restrictive legends to the foregoing effect.

        12.    Certain Transactions.    If the Company is merged or consolidated with another corporation while the Option remains outstanding, or if the Company should adopt a plan of liquidation while the Option remains outstanding, the Option may be canceled by the Company as of the effective date of any such merger, consolidation or plan of liquidation by giving notice to the Optionee of its intention to do so and by permitting the Optionee to exercise this Option during the 30-day period next preceding such effective date.

        13.    Certain Adjustments.    The existence of this Option shall not affect in any way the right or power of the Company to make or authorize any and all capital adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of Common Stock or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock having priority over or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceedings, whether of a similar character or otherwise. Provided, however, that if the outstanding shares of Common Stock of the Company shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of Shares, or recapitalization, the number and kind of Shares subject to this Option, and the Exercise Price, if applicable, shall be appropriately and equitably adjusted.

        14.    No Shareholder Rights.    Nothing in this Option shall confer on the Optionee any rights or privileges of a shareholder of the Company with respect to any Shares purchasable hereunder unless and until such Shares have been purchased and certificates evidencing such Shares have been issued to the Optionee.

        15.    Option Subject to Applicable Law and Exchange Rules.    This Agreement and the Option granted hereby are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision hereof, the Optionee agrees that the Optionee shall not exercise this Option, and that the Company shall not be obligated to issue any Shares hereunder, if the same would constitute a violation by the Optionee or the Company of any law, rule or regulation of any governmental authority or any applicable rule, bylaw or listing agreement of any national securities exchange.

        16.    Governing Law.    This Agreement shall be governed by and construed in accordance with the internal laws (and not the principles relating to conflicts of laws) of the State of Texas, except as superceded by applicable federal law.

        IN WITNESS WHEREOF this Agreement has been executed as of the      day of                  , 200    .

FIRST INVESTORS FINANCIAL SERVICES GROUP, INC.
By:
OPTIONEE:

QuickLinks

First Investors Financial Services Group, Inc. 2002 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
NON-QUALIFIED STOCK OPTION AGREEMENT Under 2002 Non-Employee Director Stock Option Plan